Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, President & Chief Executive Officer
October 19, 2005	or
Robert A. Cern,
Executive Vice President & Chief Financial Officer
703-584-3400

CARDINAL FINANCIAL CORPORATION REPORTS
RECORD THIRD QUARTER AND YEAR TO DATE EARNINGS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”), parent company of Cardinal Bank, announced its results of operations for the third quarter, which ended September 30, 2005.

HIGHLIGHTS

•                  Net income increases 677% to $3.0 million for the third quarter of 2005 compared to the same period of 2004.

•                  Fully diluted earnings per share increases 500% to $0.12 during the third quarter of 2005 compared to the same quarter of 2004.

•                  Net interest margin continues upward trend.

•                  Asset quality remains excellent.

•                  Total assets at September 30, 2005 increase 31% to $1.54 billion compared to September 30, 2004.

RESULTS OF OPERATIONS

Net income and earnings per share rise significantly

The Company reported record quarterly net income of $3.0 million, a 677% increase from the $384 thousand in net income reported for the third quarter of 2004. Earnings per diluted share for the third quarter of 2005 were $0.12, a 500% increase over the same quarter of 2004. For the nine months ended September 30, 2005, net income was $6.9 million, a 297% increase over the same nine month period of 2004. Earnings per diluted share for the nine months ended September 30, 2005 were $0.32, compared to $0.09 for the same period of 2004, a 256% increase. Operating results for 2005 include nine months of operations of Cardinal Bank’s subsidiary, George Mason Mortgage, whereas 2004 operating results include George Mason Mortgage’s operations only from the date of purchase, July 7, 2004.

Net interest income increases 41% and non-interest income increases 164%

Net interest income for the quarter ended September 30, 2005 was $10.1 million, a 41% increase from the comparable period of 2004. Non-interest income for the quarter was $7.3 million, a 164% increase over the quarter ended September 30, 2004. Partially offsetting these revenue increases was a $3.5 million, or 40%, increase in non-interest expense from $8.9 million for the third quarter of 2004 to $12.4 million for the third quarter of 2005. The Company’s interest rate spread, or the difference between what it earns on its interest-earning assets compared to interest-bearing liabilities, increased by 0.19% compared to the same quarter of 2004. Average interest-earning assets during the third quarter of 2005 were $1.39 billion, a 23% increase over the same quarter of 2004. Average interest-bearing liabilities during the third quarter of 2005 were $1.16 billion, an 18% increase over the same quarter in 2004. The Company’s interest rate spread was 2.47% for the quarter ended September 30, 2005, compared to 2.28% for the same quarter of 2004. Average non-interest bearing deposits during the third quarter of 2005 were $124.6 million, a 31% increase over the same quarter of 2004.

Net interest income for the nine months ended September 30, 2005 was $27.1 million, a 59% increase from the comparable period of 2004. Non-interest income for the first nine months of 2005 was $18.8 million, a 345% increase from the same nine month period of 2004. Partially offsetting these revenue increases was a $15.9 million, or 90%, increase in non-interest expense from $17.7 million for the nine months ended September 30, 2004 to $33.6 million for the nine months ended September 30, 2005. As previously noted, results of George Mason Mortgage are included in the nine month results since the date of acquisition, July 7, 2004.  Average interest-earning assets for the first nine months of 2005 were $1.25 billion, a 51% increase over the same period of 2004. Average interest-bearing liabilities for the first nine months of 2005 were $1.04 billion, a 54% increase over the first nine months of 2004. The Company’s interest rate spread was 2.45% for the first nine months of 2005, compared to 2.37% for the first nine months of 2004. Average non-interest bearing deposits were $113.6 million for the nine months ended September 30, 2005, a 37% increase over the same period of 2004.

Net interest margin continues to widen

The Company’s net interest margin, or net interest income divided by average earning assets, was 2.92% and 2.89% for the three and nine months ended September 30, 2005, respectively, which compares to 2.55% and 2.74% for the three and nine months ended September 30, 2004, respectively. The Company remains asset sensitive which indicates that net interest income, the Company’s principal source of revenue, should grow in a rising interest rate environment. The recent flattening of the yield curve has, however, partially offset the benefits of the Company’s asset sensitivity.

Provision for loan losses

The Company recorded provisions for loan losses of $500 thousand and $1.9 million for the three and nine months ended September 30, 2005, respectively, which compares to $529 thousand and $918 thousand for the same periods of 2004.  As described below, the Company continues to have a small amount of non-accrual loans. Loan charge-offs net of recoveries through the first nine months of 2005 were 0.01% of average loans receivable.

FINANCIAL CONDITION

Total assets grow 31% in the past year

Total assets of the Company were $1.54 billion at September 30, 2005, a $328.0 million, or 27%, increase from December 31, 2004 and a $362.3 million, or 31%, increase from September 30, 2004. Loans held for sale were $454.7 million, $365.5 million and $347.5 million at September 30, 2005, December 31, 2004 and September 30, 2004, respectively. During the first nine months of 2005, George Mason Mortgage originated or acquired $3.29 billion in loans, including $1.67 billion in loans for companies that it manages for others. Loans receivable, net of fees, were $632.1 million, $489.9 million and $439.0 million at September 30, 2005, December 31, 2004 and September 30, 2004, respectively. Deposits at September 30, 2005 were $1.09 billion, a $270.2 million, or 33%, increase from December 31, 2004 and a $274.5 million, or 34%, increase from September 30, 2004.

Capitalization

Both the Company and Cardinal Bank remain “well capitalized” from a regulatory perspective. At September 30, 2005, shareholders’ equity was $146.7 million, a $51.6 million, or 54%, increase from December 31, 2004 and a $53.1 million, or 57%, increase from September 30, 2004. In addition to earnings retained in the Company, these increases were the result of the Company’s secondary common stock offering, which raised $39.8 million,  and its previously reported acquisition of Wilson/Bennett Capital Management, which resulted in the issuance of $4.9 million of common stock. Both of these events occurred in the second quarter of 2005.

Strong credit quality demonstrated

The Company had $220 thousand of non-accrual loans at September 30, 2005, compared to $547 thousand and $252 thousand of non-accrual loans at December 31, 2004 and September 30, 2004, respectively. Non-accrual loans represented 0.03% of loans receivable, net of fees at September 30, 2005. The allowance for loan losses was 1.22% of loans receivable, net of fees at September 30, 2005, 1.20% at December 31, 2004, and 1.18% at September 30, 2004.  The Company did not have any foreclosed real estate properties at September 30, 2005, December 31, 2004 or September 30, 2004.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman, President and Chief Executive Officer of the Company said, “The Company continues to progress on several fronts. Our net interest margin continues to improve as does our profitability. Credit quality remains strong and we continue to expand our deposit base. We are excited about the opening of our new branch in Washington, D.C. during the fourth quarter of 2005 and anticipate continued branch network expansion in 2006. The Company remains committed to providing outstanding customer service while maximizing value for its shareholders.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial performance, credit losses and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation:  Cardinal Financial Corporation is a financial holding company headquartered in Tysons Corner, Virginia.  On September 30, 2005, Cardinal Financial Corporation had assets of $1.54 billion.  Through its wholly-owned subsidiary, Cardinal Bank, the Company serves Northern Virginia with 20 conveniently located banking offices in Alexandria, Annandale, Arlington, Clifton, Fairfax, Fairfax City, Fredericksburg, Herndon, Leesburg, Manassas, McLean, Purcellville, Reston, Stafford, Sterling, Sterling Park, Tysons Corner (two offices) and Woodbridge (two offices).  Cardinal also operates three other subsidiaries: a residential mortgage lending company, George Mason Mortgage, LLC, based in Fairfax, with eight offices throughout the Washington Metropolitan region; a full-service investment services company, Cardinal Wealth Services, Inc., and an asset management company, Wilson Bennett Capital Management, Inc. The company’s stock is traded on  NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

September 30, 2005, December 31, 2004 and September 30, 2004

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	September 30, 2005	December 31, 2004	September 30, 2004	Current Year	Year Over Year
Cash and due from banks	$16,658	$15,205	$13,726	9.6%	21.4%
Federal funds sold	86,415	8,203	25,580	953.5%	237.8%

Investment securities - available-for-sale	171,833	151,554	159,981	13.4%	7.4%
Investment securities - held-to-maturity	120,794	137,953	148,034	-12.4%	-18.4%
Total investment securities	292,627	289,507	308,015	1.1%	-5.0%

Other investments	7,363	8,110	6,797	-9.2%	8.3%
Loans held for sale, net	454,660	365,454	347,471	24.4%	30.8%

Loans receivable, net of fees	632,148	489,896	438,957	29.0%	44.0%
Allowance for loan losses	(7,706)	(5,878)	(5,168)	31.1%	49.1%
Loans receivable, net	624,442	484,018	433,789	29.0%	44.0%

Premises and equipment, net	17,591	15,531	14,917	13.3%	17.9%
Goodwill and intangibles, net	20,644	14,694	14,725	40.5%	40.2%
Other assets	19,226	10,854	12,295	77.1%	56.4%

TOTAL ASSETS	$1,539,626	$1,211,576	$1,177,315	27.1%	30.8%

Non-interest bearing deposits	$128,467	$105,424	$101,934	21.9%	26.0%
Interest bearing deposits	965,924	718,786	718,000	34.4%	34.5%
Total deposits	1,094,391	824,210	819,934	32.8%	33.5%

Other borrowed funds	163,892	201,085	159,353	-18.5%	2.8%
Warehouse financing	5	30,245	12,596	-100.0%	-100.0%
Mortgage funding checks	104,283	46,392	76,250	124.8%	36.8%
Escrow liabilities	9,626	3,020	3,519	218.7%	173.5%
Other liabilities	20,691	11,519	12,066	79.6%	71.5%

Shareholders’ equity	146,738	95,105	93,597	54.3%	56.8%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,539,626	$1,211,576	$1,177,315	27.1%	30.8%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three and Nine Months Ended September 30, 2005 and 2004

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2005	2004	% Change	2005	2004	% Change
Net interest income	$10,111	$7,194	40.5%	$27,058	$17,025	58.9%
Provision for loan losses	(500)	(529)	-5.5%	(1,869)	(918)	103.6%
Net interest income after provision for loan losses	9,611	6,665	44.2%	25,189	16,107	56.4%

Service charges on deposit accounts	348	296	17.6%	958	798	20.1%
Loan service charges	771	129	497.7%	2,015	414	386.7%
Investment fee income	497	150	231.3%	947	498	90.2%
Net gain on sales of loans	4,752	1,398	239.9%	12,368	1,460	747.1%
Net realized gain on investment securities available-for-sale	—	3	-100.0%	33	245	-86.5%
Management fee income	969	802	20.8%	2,467	802	207.6%
Other non-interest income	12	6	100.0%	19	9	111.1%
Total non-interest income	7,349	2,784	164.0%	18,807	4,226	345.0%

Net interest income & non-interest income	16,960	9,449	79.5%	43,996	20,333	116.4%

Salaries and benefits	6,430	4,802	33.9%	16,866	8,904	89.4%
Occupancy	1,063	932	14.1%	3,134	1,893	65.6%
Depreciation	711	583	22.0%	2,100	1,215	72.8%
Data processing	233	255	-8.6%	1,227	647	89.6%
Telecommunications	303	197	53.8%	913	405	125.4%
Other operating expense	3,665	2,124	72.6%	9,382	4,682	100.4%
Total non-interest expense	12,405	8,893	39.5%	33,622	17,746	89.5%
Net income before income taxes	4,555	556	719.2%	10,374	2,587	301.0%
Provision for income taxes	1,570	172	812.8%	3,485	850	310.0%
NET INCOME	$2,985	$384	677.3%	$6,889	$1,737	296.6%

Earnings per common share, basic	$0.12	$0.02	500.0%	$0.32	$0.10	220.0%
Earnings per common share, diluted	$0.12	$0.02	500.0%	$0.32	$0.09	255.6%
Weighted-average common shares outstanding - basic	24,346,701	18,439,021	32.0%	21,344,071	18,101,639	17.9%
Weighted-average common shares outstanding - diluted	24,631,402	18,697,179	31.7%	21,606,448	18,361,013	17.7%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
Income Statements:
Interest income	$18,341	$12,189	$47,758	$27,571
Interest expense	8,230	4,995	20,700	10,546
Net interest income	10,111	7,194	27,058	17,025
Provision for loan losses	500	529	1,869	918
Net interest income after provision for loan losses	9,611	6,665	25,189	16,107
Non-interest income	7,349	2,784	18,807	4,226
Non-interest expense	12,405	8,893	33,622	17,746
Net income before income taxes	4,555	556	10,374	2,587
Provision for income taxes	1,570	172	3,485	850
Net income	$2,985	$384	$6,889	$1,737

	September 30, 2005	December 31, 2004
Balance Sheet Data:
Total assets	$1,539,626	$1,211,576
Loans receivable, net of fees	632,148	489,896
Allowance for loan losses	(7,706)	(5,878)
Loans held for sale	454,660	365,454
Total investment securities	292,627	289,507
Total deposits	1,094,391	824,210
Other borrowed funds	163,892	201,085
Total shareholders’ equity	146,738	95,105

Common shares outstanding	24,355	18,463

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
Selected Average Balances
Total assets	$1,453,300	$1,179,444	$1,299,771	$859,040
Loans receivable, net of fees	614,194	416,203	560,323	370,306
Allowance for loan losses	(7,378)	(4,864)	(6,643)	(4,564)
Loans held for sale	468,808	369,623	382,603	124,175
Total investment securities	273,839	319,950	284,835	317,034
Earning assets	1,387,422	1,128,262	1,249,050	828,674
Total deposits	1,021,965	756,991	934,014	599,042
Other borrowed funds	258,735	315,712	223,562	161,866
Total shareholders’ equity	147,398	96,015	122,000	93,275
Weighted Average:
Common shares outstanding - basic	24,347	18,439	21,344	18,102
Common shares outstanding - diluted	24,631	18,697	21,606	18,361

Per Common Share Data:
Basic net income	$0.12	$0.02	$0.32	$0.10
Fully diluted net income	0.12	0.02	0.32	0.09
Book value	6.03	5.08	6.03	5.08
Tangible book value	5.18	4.28	5.18	4.28

Performance Ratios:
Return on average assets	0.82%	0.13%	0.71%	0.27%
Return on average equity	8.10%	1.60%	7.53%	2.48%
Net interest margin (1)	2.92%	2.55%	2.89%	2.74%
Efficiency ratio (2)	71.05%	89.13%	73.31%	83.51%
Non-interest income to average assets	2.02%	0.94%	1.93%	0.66%
Non-interest expense to average assets	3.41%	3.02%	3.45%	2.75%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.01%	0.04%
Non-performing loans to loans receivable, net of fees			0.03%	0.06%
Non-performing loans to total assets			0.01%	0.02%
Allowance for loan losses to loans receivable, net of fees			1.22%	1.18%
Allowance for loan losses to nonperforming loans			3502.7%	2050.8%

Capital Ratios:
Tier 1 risk-based capital			14.62%	12.94%
Total risk-based capital			15.40%	13.65%
Leverage capital ratio			10.31%	8.53%

(1) Net interest margin is calculated as net interest income divided by total average earning assets.

(2) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Nine Months Ended September 30, 2005 and 2004

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2005		September 30, 2004		September 30, 2005		September 30, 2004
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees	$614,194	6.10%	$416,203	5.60%	$560,323	5.94%	$370,306	5.55%
Loans held for sale	468,808	5.21%	369,623	3.54%	382,603	4.92%	124,175	3.51%
Investment securities - available-for-sale	149,207	3.79%	165,721	3.71%	154,356	3.78%	163,009	3.57%
Investment securities - held-to-maturity	124,632	3.84%	154,229	3.71%	130,479	3.84%	154,025	3.69%
Other investments	6,718	3.31%	8,163	3.82%	6,141	3.97%	5,464	3.95%
Federal funds sold	23,863	3.46%	14,323	1.37%	15,148	3.06%	11,695	1.09%
Total interest-earning assets	1,387,422	5.29%	1,128,262	4.32%	1,249,050	5.10%	828,674	4.44%

Non-interest earning assets:
Cash and due from banks	13,963		14,904		8,906		12,050
Premises and equipment, net	17,525		14,727		17,288		9,893
Goodwill and intangibles, net	20,649		15,129		17,613		5,100
Accrued interest and other assets	21,119		11,286		13,557		7,887
Allowance for loan losses	(7,378)		(4,864)		(6,643)		(4,564)

TOTAL ASSETS	$1,453,300		$1,179,444		$1,299,771		$859,040

Interest-bearing liabilities:
Interest-bearing deposits	$897,412	3.00%	$661,996	2.22%	$820,380	2.77%	$516,203	2.18%
Other borrowed funds	258,735	2.22%	315,712	1.68%	223,562	2.22%	161,866	1.73%
Total interest-bearing liabilities	1,156,147	2.82%	977,708	2.04%	1,043,942	2.65%	678,069	2.07%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	124,553		94,995		113,634		82,839
Other liabilities	25,202		10,726		20,195		4,857

Shareholders’ equity	147,398		96,015		122,000		93,275

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,453,300		$1,179,444		$1,299,771		$859,040

NET INTEREST MARGIN		2.92%		2.55%		2.89%		2.74%

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three and Nine Months Ended September 30, 2005 and 2004

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended September 30, 2005:

	Commercial	Mortgage	Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$8,544	$1,780	$—	$—	$(213)	$10,111
Provision for loan losses	500	—	—	—	—	500
Non-interest income	479	6,362	497	—	11	7,349
Non-interest expense	6,542	4,845	454	—	564	12,405
Provision for income taxes	659	1,153	3	—	(245)	1,570
Net income (loss)	$1,322	$2,144	$40	$—	$(521)	$2,985

Total Assets	$1,409,575	$467,261	$7,330	$(511,520)	$166,980	$1,539,626

At and for the Three Months Ended September 30, 2004:

	Commercial	Mortgage	Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$5,716	$1,583	$—	$—	$(105)	$7,194
Provision for loan losses	529	—	—	—	—	529
Non-interest income	325	2,304	150	—	5	2,784
Non-interest expense	4,239	4,156	189	—	309	8,893
Provision for income taxes	402	(76)	(15)	—	(139)	172
Net income (loss)	$871	$(193)	$(24)	$—	$(270)	$384

Total Assets	$1,075,460	$356,438	$677	$(370,480)	$115,220	$1,177,315

At and for the Nine Months Ended September 30, 2005:

	Commercial	Mortgage	Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$22,980	$4,723	$—	$—	$(645)	$27,058
Provision for loan losses	1,869	—	—	—	—	1,869
Non-interest income	1,325	16,512	946	—	24	18,807
Non-interest expense	18,008	13,223	999	—	1,392	33,622
Provision for income taxes	1,490	2,691	(35)	—	(661)	3,485
Net income (loss)	$2,938	$5,321	$(18)	$—	$(1,352)	$6,889

Total Assets	$1,409,575	$467,261	$7,330	$(511,520)	$166,980	$1,539,626

At and for the Nine Months Ended September 30, 2004:

	Commercial	Mortgage	Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$15,493	$1,583	$—	$—	$(51)	$17,025
Provision for loan losses	918	—	—	—	—	918
Non-interest income	1,430	2,304	487	—	5	4,226
Non-interest expense	12,017	4,156	613	—	960	17,746
Provision for income taxes	1,313	(76)	(45)	—	(342)	850
Net income (loss)	$2,675	$(193)	$(81)	$—	$(664)	$1,737

Total Assets	$1,075,460	$356,438	$677	$(370,480)	$115,220	$1,177,315